EXHIBIT 21.1


                       PETCO ANIMAL SUPPLIES, INC.

                              SUBSIDIARIES


                      Name                     Jurisdiction of Organization
                      ----                     ----------------------------

International Pet Supplies and Distribution, Inc.              California

Pet Nosh Consolidated Co., Inc.                                 New York

Petco Southwest, Inc.                                          California

Pet Concepts International                                     California

PM Management Incorporated                                     California

Petco Southwest, L.P.                                          California